EXHIBIT 10.12

Boeing Capital Corporation

P.O. Box 3707

Seattle, WA 98124-2207

March 31, 2005

Gerry Laderman

Senior Vice President Finance and Treasurer

Continental Airlines, Inc.

1600 Smith Street

Houston, TX 77002

Dear Gerry:

At the request of Continental Airlines, Inc. ("Continental"), Boeing Capital Corporation ("BCC") is willing to enter into the following amendment (the "Amendment") to the December 29, 2004 proposal (as previously amended on February 28, 2005, the "Proposal") relating to the lease of not less than eight (8) or more than (12) used

Boeing 757-300 aircraft (the "Aircraft") to extend the date by which the transaction documentation must be completed. Initially capitalized terms used in this Amendment but not defined herein shall have the meanings given to those terms in the Proposal.

Continental has informed BCC that Continental's Board of Directors has approved the transaction contemplated by the Proposal, notwithstanding that the Company has not reached an agreement with its flight attendants for wage and benefit cost reductions. However, Continental and BCC require additional time to negotiate the transaction documentation.

Now therefore, for good and valuable consideration, Continental and BCC agree to amend the Proposal as follows:

    Section 22 (b) - Lessor Conditions Precedent. The reference to March 31,

    2005 shall be changed to April 22, 2005.

    Section 23 (a) - Lessee Conditions Precedent. The reference to March 31,

2005 shall be changed to April 22, 2005.

To the extent any other provision in the Proposal is inconsistent with the foregoing, such inconsistent provisions shall be deemed to be modified to be consistent with this Amendment.

This Amendment shall be governed by the laws of the State of New York and shall become effective when it is fully signed by both parties and we have exchanged signature pages. This Amendment may be signed in counterparts.

If you have any questions, please do not hesitate to call the undersigned at (425) 965-4052.

Best regards,

Boeing Capital Corporation

By /s/ Jordan Weltman

Its: Managing Director, Aircraft Financial Services

AGREED AND ACCEPTED:

Continental Airlines, Inc.

By:  /s/ Gerald Laderman

Its:       Gerald Laderman

Date:       Senior Vice President -

Finance and Treasurer